Exhibit 99.1
Freddie Mac Reports Net Income of $2.8 Billion for First Quarter 2024

Making Home Possible for 279,000 Households in First Quarter 2024
•Financed 194,000 mortgages, with 54% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 52% of new single-family home purchase loans.
•Financed 85,000 rental units, with 90% of eligible units affordable to low- to moderate-income families.

First Quarter 2024 Financial Results

Market Liquidity Provided - $71 Billion	Homes and Rental Units Financed - 279,000	Net Worth - $50 Billion	Total Mortgage Portfolio - $3.5 Trillion

Consolidated
•Net income of $2.8 billion, an increase of 39% year-over-year, primarily driven by higher net revenues.
•Net revenues of $5.8 billion, an increase of 19% year-over-year, driven by higher net interest income and higher non-interest income.
•Provision for credit losses of $0.2 billion, primarily driven by a modest credit reserve build in Single-Family attributable to new acquisitions and increasing mortgage interest rates.
•New business activity of $62 billion, up from $59 billion in the first quarter of 2023.
•Mortgage portfolio of $3.0 trillion, up 2% year-over-year.
•Serious delinquency rate of 0.52%, down from 0.62% at March 31, 2023.
•Completed approximately 21,000 loan workouts.
•61% of mortgage portfolio covered by credit enhancements.
•New business activity of $9 billion, up from $6 billion in the first quarter of 2023.
•Mortgage portfolio of $443 billion, up 4% year-over-year.
•Delinquency rate of 0.34%, up from 0.13% at March 31, 2023.
•94% of mortgage portfolio covered by credit enhancements.

“Freddie Mac had a solid first quarter, as the company continued to serve low- and moderate-income families despite persisting affordability challenges in the housing market. In fact, 54 percent of single-family homes and 90 percent of rental units Freddie Mac financed in the first quarter were affordable to families earning at or below 120 percent of area median income.

Michael T. Hutchins
President and Interim Chief Executive Officer

Net Revenues $5.8 Billion Net Income $2.8 Billion Comprehensive Income $2.7 Billion

Single-Family

Net Revenues $4.5 Billion Net Income $1.9 Billion Comprehensive Income $1.9 Billion

Multifamily

Net Revenues $1.3 Billion Net Income $0.8 Billion Comprehensive Income $0.8 Billion

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.8 billion for the first quarter of 2024, an increase of 39% year-over-year, primarily driven by higher net revenues.
Net revenues were $5.8 billion for the first quarter of 2024, up 19% year-over-year, driven by higher net interest income and higher non-interest income. Net interest income for the first quarter of 2024 was $4.8 billion, up 6% year-over-year, primarily driven by continued mortgage portfolio growth and higher investments net interest income as a result of higher short-term interest rates. Non-interest income for the first quarter of 2024 was $1.0 billion, up from $0.3 billion in the first quarter of 2023, primarily driven by net investment gains in Multifamily.
Provision for credit losses was $0.2 billion for the first quarter of 2024, primarily driven by a modest credit reserve build in Single-Family attributable to new acquisitions and increasing mortgage interest rates. The provision for credit losses of $0.4 billion for the first quarter of 2023 was driven by a modest credit reserve build primarily attributable to new acquisitions in Single-Family.
Non-interest expense was $2.1 billion for the first quarter of 2024, up 10% year-over-year, primarily driven by higher credit enhancement expense due to expenses related to Structured Agency Credit Risk (STACR) Trust note repurchases in the first quarter of 2024. There were no STACR Trust note repurchases in the first quarter of 2023.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	1Q 2024	4Q 2023	Change	1Q 2023	Change
Net interest income	$4,759	$4,769	($10)	$4,501	$258
Non-interest income	998	604	394	326	672
Net revenues	5,757	5,373	384	4,827	930
(Provision) benefit for credit losses	(181)	467	(648)	(395)	214
Non-interest expense	(2,122)	(2,190)	68	(1,932)	(190)
Income before income tax expense	3,454	3,650	(196)	2,500	954
Income tax expense	(688)	(736)	48	(505)	(183)
Net income	2,766	2,914	(148)	1,995	771
Other comprehensive income (loss), net of taxes and reclassification adjustments	(25)	147	(172)	54	(79)
Comprehensive income	$2,741	$3,061	($320)	$2,049	$692

Conservatorship metrics (in millions)
Net worth	$50,463	$47,722	$2,741	$39,067	$11,396
Senior preferred stock liquidation preference	120,370	117,309	3,061	109,666	10,704
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2024	4Q 2023	Change	1Q 2023	Change
Net interest income	$4,488	$4,532	($44)	$4,296	$192
Non-interest income	(14)	245	(259)	(93)	79
Net revenues	4,474	4,777	(303)	4,203	271
(Provision) benefit for credit losses	(120)	548	(668)	(318)	198
Non-interest expense	(1,925)	(1,997)	72	(1,783)	(142)
Income before income tax expense	2,429	3,328	(899)	2,102	327
Income tax expense	(484)	(670)	186	(425)	(59)
Net income	1,945	2,658	(713)	1,677	268
Other comprehensive income (loss), net of taxes and reclassification adjustments	(5)	15	(20)	(1)	(4)
Comprehensive income	$1,940	$2,673	($733)	$1,676	$264
First Quarter 2024
Net income of $1.9 billion, up 16% year-over-year.
•Net revenues were $4.5 billion, up 6% year-over year. Net interest income was $4.5 billion, up 4% year-over-year, primarily driven by continued mortgage portfolio growth and higher investments net interest income as a result of higher short-term interest rates.
•Provision for credit losses was $0.1 billion for the first quarter of 2024, primarily driven by a modest credit reserve build attributable to new acquisitions and increasing mortgage interest rates. The provision for credit losses of $0.3 billion for the first quarter of 2023 was driven by a modest credit reserve build primarily attributable to new acquisitions.
•Non-interest expense was $1.9 billion, up 8% year-over-year, primarily driven by expenses related to STACR Trust note repurchases in the first quarter of 2024. There were no STACR Trust note repurchases in the first quarter of 2023.

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	1Q 2024	4Q 2023	Change	1Q 2023	Change
New Business Statistics:
Single-Family homes funded (in thousands)	194	236	(42)	190	4
Purchase borrowers (in thousands)	161	199	(38)	157	4
Refinance borrowers (in thousands)	33	37	(4)	33	—
Affordable to low- to moderate-income families (%)(1)	54	56	(2)	54	—
First-time homebuyers (%)(2)	52	51	1	51	1
Average estimated guarantee fee rate (bps)	55	56	(1)	55	—
Weighted average original loan-to-value (LTV) (%)	78	77	1	79	(1)
Weighted average original credit score	753	752	1	749	4
UPB covered by new CRT issuance (in billions)	$58	$36	$22	$15	$43
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	49	48	1	48	1
Weighted average current LTV (%)	52	52	—	55	(3)
Weighted average current credit score	754	755	(1)	755	(1)
Loan count (in millions)	13.8	13.7	0.1	13.6	0.2
Credit-Related Statistics:
Loan workout activity (in thousands)	21	19	2	24	(3)
Credit enhancement coverage (%)	61	61	—	62	(1)
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•New business activity of $62 billion, up from $59 billion in the first quarter of 2023. Financed 194,000 mortgages and enabled 77,000 first-time homebuyers to purchase a home.
•The UPB of mortgage loans covered by CRT transactions increased compared to the first quarter of 2023, driven by the acceleration of targeted 2024 CRT issuance amounts due to market conditions for new issuances during the first quarter of 2024.
•Single-Family loan workout activity decreased to 21,000 from 24,000 in the first quarter of 2023, as the seriously delinquent loan population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio decreased to 61% at March 31, 2024, down from 62% at March 31, 2023.

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2024	4Q 2023	Change	1Q 2023	Change
Net interest income	$271	$237	$34	$205	$66
Non-interest income	1,012	359	653	419	593
Net revenues	1,283	596	687	624	659
(Provision) benefit for credit losses	(61)	(81)	20	(77)	16
Non-interest expense	(197)	(193)	(4)	(149)	(48)
Income before income tax expense	1,025	322	703	398	627
Income tax expense	(204)	(66)	(138)	(80)	(124)
Net income	821	256	565	318	503
Other comprehensive income (loss), net of taxes and reclassification adjustments	(20)	132	(152)	55	(75)
Comprehensive income	$801	$388	$413	$373	$428
First Quarter 2024
Net income of $0.8 billion, up from $0.3 billion in the first quarter of 2023.
•Net revenues of $1.3 billion, up from $0.6 billion in the first quarter of 2023.
◦Net interest income was $0.3 billion, up 32% year-over-year, primarily driven by continued mortgage portfolio growth and higher net yields on mortgage loans as a result of higher interest rates.
◦Non-interest income was $1.0 billion, up from $0.4 billion in the first quarter of 2023, primarily driven by net gains from interest-rate risk management activities, higher revenues from held-for-sale loan purchase and securitization activities, and favorable fair value changes from spreads and prepayment rates.
•Non-interest expense of $0.2 billion, up 32% year-over-year, primarily driven by a larger volume of outstanding cumulative CRT transactions.

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	1Q 2024	4Q 2023	Change	1Q 2023	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	85	155	(70)	60	25
Affordable to low-income families (%)(2)	61	67	(6)	69	(8)
Affordable to low- to moderate-income families (%)(3)	90	94	(4)	91	(1)
Weighted average original LTV (%)	61	59	2	57	4
Weighted average original debt service coverage ratio	1.29	1.27	0.02	1.27	0.02
UPB covered by new CRT issuance (in billions)	$7	$11	($4)	$8	($1)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	47	46	1	44	3
Credit-Related Statistics:
Credit enhancement coverage (%)	94	94	—	93	1
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
Business Highlights
•New business activity increased by 50% year-over-year, driven by a smaller new business activity pipeline entering the first quarter of 2023. The new business activities for the first quarter of 2024 and the first quarter of 2023 were adversely impacted by the high interest-rate environment.
•The company provided financing for 85,000 multifamily rental units. 61% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased to 0.34% at March 31, 2024, from 0.13% at March 31, 2023, primarily driven by an increase in delinquent floating rate loans including senior housing loans, and small balance loans that are in their floating rate period. As of March 31, 2024, 94% of the delinquent loans in the Multifamily mortgage portfolio had credit enhancement coverage.
•The UPB of mortgage loans covered by new CRT transactions decreased year-over-year, primarily due to the issuance of Structured Credit Risk (SCR) Trust note transactions in the first quarter of 2023. There were no SCR Trust note transactions in the first quarter of 2024.

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at March 31, 2024.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in March 2024. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $120.4 billion on March 31, 2024 based on the increase in the Net Worth Amount during the fourth quarter of 2023, and will increase to $123.1 billion on June 30, 2024 based on the increase in the Net Worth Amount during the first quarter of 2024.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the company’s First Quarter 2024 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on May 1, 2024 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/p49y4hbt. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the impact of banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and Current Reports on Form 8-K, which are available on the Investor

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac's mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	1Q 2024	4Q 2023	1Q 2023
Net interest income
Interest income	$28,385	$27,822	$24,987
Interest expense	(23,626)	(23,053)	(20,486)
Net interest income	4,759	4,769	4,501
Non-interest income
Guarantee income	496	539	466
Investment gains, net	405	(34)	(225)
Other income	97	99	85
Non-interest income	998	604	326
Net revenues	5,757	5,373	4,827
(Provision) benefit for credit losses	(181)	467	(395)
Non-interest expense
Salaries and employee benefits	(421)	(409)	(374)
Credit enhancement expense	(597)	(585)	(530)
Benefit for (decrease in) credit enhancement recoveries	1	(27)	49
Legislative assessments expense	(754)	(759)	(735)
Other expense	(351)	(410)	(342)
Non-interest expense	(2,122)	(2,190)	(1,932)
Income before income tax expense	3,454	3,650	2,500
Income tax expense	(688)	(736)	(505)
Net income	2,766	2,914	1,995
Other comprehensive income (loss), net of taxes and reclassification adjustments	(25)	147	54
Comprehensive income	$2,741	$3,061	$2,049
Net income	$2,766	$2,914	$1,995
Amounts attributable to senior preferred stock	(2,741)	(3,061)	(2,049)
Net income attributable to common stockholders	$25	($147)	($54)
Net income per common share	$0.01	($0.05)	($0.02)
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac First Quarter 2024 Financial Results
May 1, 2024

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In millions, except share-related amounts)	2024	2023
Assets
Cash and cash equivalents (includes $1,584 and $978 of restricted cash and cash equivalents)	$3,531	$6,019
Securities purchased under agreements to resell	102,257	95,148
Investment securities, at fair value	41,400	43,275
Mortgage loans held-for-sale (includes $7,926 and $7,356 at fair value)	12,034	12,941
Mortgage loans held-for-investment (net of allowance for credit losses of $6,570 and $6,383 and includes $1,931 and $1,806 at fair value)	3,088,687	3,083,665
Accrued interest receivable, net	10,047	9,925
Deferred tax assets, net	4,227	4,076
Other assets (includes $5,849 and $6,095 at fair value)	25,190	25,927
Total assets	$3,287,373	$3,280,976
Liabilities and equity
Liabilities
Accrued interest payable	$8,712	$8,812
Debt (includes $2,696 and $2,476 at fair value)	3,211,742	3,208,346
Other liabilities (includes $1,053 and $873 at fair value)	16,456	16,096
Total liabilities	3,236,910	3,233,254
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $120,370 and $117,309)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(32,362)	(35,128)
AOCI, net of taxes, related to:
Available-for-sale securities	51	72
Other	(98)	(94)
Total AOCI, net of taxes	(47)	(22)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	50,463	47,722
Total liabilities and equity	$3,287,373	$3,280,976
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	March 31,	December 31,
(In millions)	2024	2023
Assets:
Cash and cash equivalents (includes $1,483 and $890 of restricted cash and cash equivalents)	$1,484	$891
Securities purchased under agreements to resell	10,777	9,396
Investment securities, at fair value	—	65
Mortgage loans held-for-investment, net	3,044,215	3,039,461
Accrued interest receivable, net	9,051	8,885
Other assets	5,525	4,858
Total assets of consolidated VIEs	$3,071,052	$3,063,556
Liabilities:
Accrued interest payable	$7,702	$7,527
Debt	3,050,038	3,041,927
Total liabilities of consolidated VIEs	$3,057,740	$3,049,454